UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2006 (May 5, 2006)
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85248
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 10.1
Exhibit 10.2
Exhibit 10.3

Item 1.01. Entry into a Material Definitive Agreement.
First Lien Revolving Credit Facility
     On May 5, 2006, Amkor Technology, Inc., a Delaware corporation (“Amkor”), Unitive, Inc., a Delaware corporation and subsidiary of Amkor (“Unitive”), and Unitive Electronics, Inc., a North Carolina corporation and indirect subsidiary of Amkor (“Unitive Electronics” and, together with Amkor and Unitive, the “Borrowers”) entered into a First Amendment (the “First Amendment”) to the Loan and Security Agreement (the “First Lien Loan and Security Agreement”) with the Lenders party to the First Lien Loan and Security Agreement and Bank of America, N.A., as Administrative Agent. The First Amendment amends the definition of an “Excluded Domestic Subsidiary” under the First Lien Loan and Security Agreement to include Amkor Worldwide Services LLC, a Delaware limited liability company and subsidiary of Amkor (“AWS”), removes certain accountant notice requirements, and amends certain schedules to the First Lien Loan and Security Agreement to provide for the inclusion of specified information pertaining to AWS. The First Lien Loan and Security Agreement provides for a revolving credit facility of up to $100 million with a letter of credit sub-limit of up to $25 million, based on the applicable borrowing base, as determined by Borrower’s eligible accounts receivables. As of March 31, 2006, the Borrowers had utilized $2.5 million of the available letter of credit sub-limit, and had $97.5 million available under this facility. All outstanding loans under the First Lien Loan and Security Agreement are due and payable on November 28, 2009, the termination date, unless earlier terminated by the Borrowers, subject to the then applicable termination fee. Interest accrues under the First Lien Loan and Security Agreement at a floating rate based on the base rate in effect from time to time plus the applicable margin which shall range from 0.0% to 0.50% for base rate revolving loans, or LIBOR plus the applicable margin which may range from 1.50% to 2.25% for LIBOR revolving loans. Borrowers also pay an unused line fee between 0.25% and 0.50% per annum times the unused portion of the facility. The First Lien Loan and Security Agreement is secured by a first priority lien on substantially all of the Borrowers’ assets (excluding intercompany loans and the capital stock of Amkor’s foreign subsidiaries and certain domestic subsidiaries), including a mortgage on certain of Amkor’s real property.
Second Lien Term Loan Credit Facility
     On May 5, 2006, AWS entered into a Guaranty Supplement (the “Second Lien Guaranty Supplement”) to the Guaranty, dated as of October 27, 2004, among Guardian Assets, Inc., a Delaware corporation and subsidiary of Amkor (“Guardian”), Unitive and Unitive Electronics, in favor of Citicorp North America, Inc. (“CNAI”), as Administrative Agent (as amended, the “Second Lien Guaranty”), whereby AWS guaranteed Amkor’s obligations under the Second Lien Credit Agreement, dated as of October 27, 2005, among CNAI, as Administrative Agent and as Collateral Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as Syndication Agent, JPMorgan, as Documentation Agent, Citigroup, as Sole Lead Arranger and Citigroup, Merrill Lynch and J.P. Morgan, as Joint Bookrunners (the “Second Lien Credit Agreement”). The Second Lien Credit Agreement provides for a $300.0 million term loan (the “Term Loan”), all of which was borrowed at closing. The non-amortizing Term Loan provides for a single bullet payment on October 27, 2010, the maturity date. The Term Loan may not be prepaid at Amkor’s option prior to October 27, 2006. Anytime thereafter, the Term Loan may be prepaid, subject to the applicable prepayment premium. Interest shall accrue on the Term Loan at a floating base rate based on LIBOR plus a margin of 4.5%.
     On May 5, 2006, AWS also entered into a Joinder Agreement (the “Second Lien Joinder Agreement”) to the Second Lien Pledge and Security Agreement, dated as of October 27, 2004, among Amkor, Guardian, Unitive, Unitive Electronics and CNAI, as Collateral Agent (as amended, the “Second Lien Pledge and Security Agreement”). Pursuant to the Second Lien Pledge and Security Agreement, Amkor’s obligations under the Second Lien Credit Agreement are secured by a second lien on (i) substantially all of the assets of Amkor and its domestic subsidiaries, (ii) a pledge of the capital stock of Amkor’s domestic subsidiaries, (iii) a pledge of 66% of the capital stock of certain of Amkor’s and its subsidiaries’ first-tier foreign subsidiaries, (iv) a pledge of certain intercompany debt, and (v) a mortgage on Amkor’s real property.
     The First Amendment to the First Lien Loan and Security Agreement, the Second Lien Guaranty Supplement and the Second Lien Joinder Agreement are included herein as exhibits. The First Lien Loan and Security Agreement, as entered into on November 28, 2005, was previously filed with the Securities and

Exchange Commission (the “SEC”) on Form 8-K filed on December 2, 2005. The Second Lien Credit Agreement, the Second Lien Guaranty and the Second Lien Pledge and Security Agreement, each as entered into on October 27, 2004, were previously filed with the SEC on Form 8-K filed on November 2, 2004.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
10.1	First Amendment to the First Lien Loan and Security Agreement, dated as of May 5, 2006, among Amkor Technology, Inc., Unitive, Inc. and Unitive Electronics, Inc., as Borrowers, the Lenders party to the First Lien Loan and Security Agreement and Bank of America, N.A., as Administrative Agent.

10.2	Second Lien Guaranty Supplement, dated as of May 5, 2006, by Amkor Worldwide Services LLC.

10.3	Second Lien Joinder Agreement, dated as of May 5, 2006, by Amkor Worldwide Services LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By:	/s/ Kenneth T. Joyce
Kenneth T. Joyce
Chief Financial Officer

Date: May 10, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to the First Lien Loan and Security Agreement, dated as of May 5, 2006, among Amkor Technology, Inc., Unitive, Inc. and Unitive Electronics, Inc., as Borrowers, the Lenders party to the First Lien Loan and Security Agreement and Bank of America, N.A., as Administrative Agent.

10.2	Second Lien Guaranty Supplement, dated as of May 5, 2006, by Amkor Worldwide Services LLC.

10.3	Second Lien Joinder Agreement, dated as of May 5, 2006, by Amkor Worldwide Services LLC.